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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 12, 1999
                                  ------------
                Date of Report (Date of Earliest Event Reported)



                            RFS HOTEL INVESTORS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Tennessee                         0-22164                      62-1534743
(State or Other Jurisdiction         (Commission File No.)            (I.R.S. Employer
      of Incorporation)                                              Identification No.)
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                       850 Ridge Lake Boulevard, Suite 220
                            Memphis, Tennessee 38120
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 767-7005
                       -----------------------------------
              (Registrant's Telephone Number, Including Area Code)




                                       N/A
                       -----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.


DISCLOSURE OF RISK FACTORS

RFS Hotel Investors, Inc. is filing this Current Report on Form 8-K to describe material risk factors that may affect our business and financial condition.

SOME OF THE INFORMATION YOU WILL FIND IN OUR 1934 ACT FILINGS AND OUR
PROSPECTUSES OR ANY PROSPECTUS SUPPLEMENTS MAY CONTAIN "FORWARD-LOOKING"
STATEMENTS. ALSO, DOCUMENTS SUBSEQUENTLY FILED BY OUR COMPANY WITH THE
SECURITIES AND EXCHANGE COMMISSION MAY CONTAIN FORWARD-LOOKING STATEMENTS. YOU
CAN IDENTIFY THESE TYPES OF STATEMENTS BY THEIR USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "COULD," "PLANS," "INTENDS," "EXPECTS,"
"ANTICIPATES," "ESTIMATES," "PROJECTS," "CONTINUES," "IS DESIGNED TO,"
"POTENTIAL" OR OTHER SIMILAR WORDS. THESE TYPES OF STATEMENTS DISCUSS FUTURE
EVENTS OR EXPECTATIONS OR CONTAIN PROJECTIONS OR ESTIMATES. WHEN CONSIDERING
THESE FORWARD-LOOKING STATEMENTS, YOU SHOULD KEEP IN MIND THE FOLLOWING RISK
FACTORS. THESE RISK FACTORS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY
AND ADVERSELY FROM THOSE CONTAINED IN OR IMPLIED BY ANY FORWARD-LOOKING
STATEMENT.

The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual results to be very different than those we describe in our SEC filings. Any statements we make that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

WE MUST RELY ON LESSEES TO OPERATE OUR HOTELS.

In order for us to continue to qualify as a real estate investment trust, or "REIT," we need to lease substantially all of our hotels to third parties. Under the terms of the leases, our ability to participate in operating decisions regarding the hotels is very limited. RFS, Inc., an unrelated third party, and its affiliates, and three other unrelated third parties currently lease substantially all of our hotels. Our lessees presently control the daily operations of our leased hotels. We depend on lease payments from our lessees for substantially all of our revenues. Even if we believe that our hotels aren't being operated efficiently or in a manner that results in satisfactory rent payments, we may not be able to require a lessee to change the way it operates our hotels.

OUR ABILITY TO GROW DEPENDS ON ADDITIONAL FINANCING.

We are required to distribute to our shareholders at least 95% of our taxable income each year in order to continue to qualify as a REIT. As a result, our retained earnings available to fund acquisitions or development are nominal. Our ability to grow through acquisitions or development of hotels will be limited if we can't continue to obtain additional financing. Our growth strategy includes continuing to acquire hotel properties, as well as developing new hotel properties. As a result, we will rely primarily upon the availability of debt or equity capital to fund our acquisitions. Debt financing could include loans from third parties or the issuance of debt securities by us. Equity capital could include issuance of shares of common stock or preferred stock or units of limited partnership interest of our operating partnership, RFS Partnership, L.P.

Neither our Charter nor our bylaws limits the amount of debt that we can incur.
Our Board of Directors has adopted a current policy that limits our outstanding indebtedness to approximately 40% of our investment in hotel properties at cost.
Our Board can modify or eliminate this debt limitation policy at any time without shareholder approval. Market conditions may make it difficult to obtain financing and we can't assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.


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OUR DEBT SERVICE OBLIGATIONS COULD AFFECT OUR CASH FLOWS, COULD REQUIRE US TO
SELL PROPERTIES, AND COULD JEOPARDIZE OUR TAX STATUS AS A REIT.

To the extent we can't meet our debt service obligations, including principal payments, we risk losing some or all of our hotels to foreclosure. Higher interest rates could increase debt service requirements on our floating rate debt which would reduce amounts available for distribution to shareholders.

In November 1996, we issued $75 million of fixed-rate, collateralized bonds in two classes. The Class A bonds require monthly payments of approximately
$516,000 of principal and interest and mature on August 20, 2008. The Class B bonds mature on November 21, 2011, and principal payments on the Class B bonds are payable based on a 39-month amortization schedule beginning in September
2008. In December 1998, we completed a $95.8 million long-term financing.
Principal and interest payments, based on a 25-year amortization of $700,000 and escrow payments of $400,000 are due monthly through December 2008, at which time all outstanding principal and interest is due. If the remaining principal amounts for either the bonds or the long-term debt can't be refinanced, when due, we might have to utilize our available cash to repay the debt which could terminate our REIT status. In addition, our ability to make distributions to shareholders could be adversely affected.

OUR DEVELOPMENT ACTIVITIES MAY BE MORE COSTLY THAN WE HAVE ANTICIPATED.

As part of our growth strategy, we plan to develop additional hotels.
Development involves many substantial risks, which include the following:

-    actual development costs may exceed our budgeted or contracted amounts;

-    construction delays may prevent us from opening hotels on schedule;

- we may not be able to obtain all necessary zoning, land use, building, occupancy and construction permits;

-    our developed properties may not achieve our desired revenue goals;

- we face intense competition for suitable development sites from competitors with greater financial resources than ours; and

- we may incur substantial development costs and then have to abandon a development project before completion.



OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS MAY BE AFFECTED BY FACTORS
BEYOND OUR CONTROL.

Operating Risks

Our hotels are subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:

- our hotels compete with other hotel properties in their geographic markets and many of our competitors have substantial marketing and financial resources;

- over-building in our markets, which adversely affects occupancy and revenues at our hotels; and


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-    adverse effects of general, regional and local economic conditions and increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists.

These factors could adversely affect our lessees' hotel revenues and expenses and their ability to make lease payments, which in turn could adversely affect our ability to make distributions to our shareholders. Decreases in room revenues of our hotels will result in decreased lease revenues to our company under our system of leases, called Percentage Leases, which provide for annual rent equal to the greater of either (a) a fixed annual base rent or (b) percentage rent which is based on each hotel's revenues.

Competition for Acquisitions

We compete for hotel acquisitions with entities that have substantially greater financial resources than we have. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can cause quarterly fluctuations in our lease revenues under our Percentage Leases. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may enter into short-term borrowing in our first and fourth quarters in order to make regular quarterly distributions to our shareholders.

Investment Concentration in Particular Segments of Single Industry

Our entire business is hotel-related. Our current investment strategy is to own a diversified portfolio of hotels, including full-service, extended stay and limited service hotel properties, and adverse conditions in the hotel industry, or in our segments of the industry, will have a material adverse effect on our lease revenues and amounts available for distribution to our shareholders.

Concentration of Investment in California

Ten of our hotels are located in California. Adverse events, such as economic recessions or natural disasters, including earthquakes, could cause a loss of revenues from the California hotels, resulting in less cash available for distribution to shareholders.

Capital Expenditures

Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment.
The franchisors of our hotels may also require periodic capital improvements as a condition of keeping the franchise licenses. Generally, we are responsible for the costs of these capital improvements which give rise to the following risks:

-    possible environmental problems;

-    construction cost overruns and delays;


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-    the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

- the risk that our return on our investment in these capital improvements will not be what we expect.

INVESTMENT RISKS IN THE REAL ESTATE INDUSTRY GENERALLY MAY ADVERSELY AFFECT OUR
ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

General Risks of Investing in Real Estate

Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of our lessees to operate our hotels so as to maintain or increase room revenues and generate enough income in excess of operating expenses to make rent payments under the Percentage Leases. Both income from our hotels and our ability to make distributions may be adversely affected by changes beyond our control, including the following:

-    adverse changes in national and local economic and market conditions;

- changes in interest rates and in the availability, cost and terms of mortgage financing;

- changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

- the ongoing need for capital improvements, particularly in older structures;

-    changes in real property tax rates and other operating expenses;

- civil unrest, acts of God, including earthquakes, floods and other natural disasters (which may result in uninsured losses) and acts of war; and

-    the relative illiquidity of real estate investments.

Uninsured and Underinsured Losses

Various types of catastrophic losses, like earthquakes and floods, may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed.

FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS COULD AFFECT OUR OPERATING
RESULTS.

Environmental Matters

Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral. Under the environmental laws, courts and government agencies also have the authority to require that a person who



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sent waste to a waste disposal facility, like a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. Furthermore, decisions by courts have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he suffers injury from the asbestos.

Our company could be responsible for the costs discussed above, if one or more of our properties were found to be contaminated. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned studies - called "Phase I environmental site assessments," or "ESAs"--before we acquired our hotels. We obtained the ESAs to help us identify whether we might be responsible for cleanup costs or other costs in connection with our hotels. The ESAs on our hotels did not reveal any environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity. However, ESAs do not always identify all potential problems and sometimes do not identify all potential environmental liabilities. Consequently, we may have material environmental liabilities of which we are unaware.

Americans with Disabilities Act and Other Changes in Governmental Rules and
Regulations

Under the Americans with Disabilities Act of 1990, or the "ADA", all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and our failure to comply could result in the U.S.
government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our ability to make distributions to our shareholders could be adversely affected.

FLUCTUATIONS IN PROPERTY TAXES CAN ADVERSELY AFFECT OUR DISTRIBUTIONS TO OUR
SHAREHOLDERS.

Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders could be adversely affected.

FRANCHISE REQUIREMENTS COULD ADVERSELY AFFECT OUR DISTRIBUTIONS TO OUR
SHAREHOLDERS.

Substantially all of our hotels operate under franchise agreements, and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our particular brands. This could adversely affect our lease revenues and the amounts available for distribution to our shareholders.

The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessees follow their standards. Failure by our company or one of our lessees to maintain these standards or other terms and conditions could result in a franchise license being canceled. As a condition of our continued holding of a franchise license, a franchisor can require us to complete capital improvements. If we decide that those capital improvements are too expensive or otherwise unnecessary, however, we may decide to let the franchise license lapse. We may have to pay substantial franchise termination fees.

The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the Percentage Leases require our lessees to maintain the franchise licenses for each of our



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hotels, a lessee's loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely affect our cash available for distribution to shareholders.

OUR BOARD OF DIRECTORS MAY CHANGE OUR MAJOR POLICIES AT ANY TIME.

Our major corporate policies, including our debt, acquisition, financing, growth, operations and distribution policies, are determined by our Board of Directors. The Board of Directors may amend or revise these and other policies at any time without the vote or consent of our shareholders.

PROVISIONS OF OUR CHARTER AND TENNESSEE LAW MAY LIMIT THE ABILITY OF A THIRD
PARTY TO ACQUIRE CONTROL OF OUR COMPANY.

Ownership Limitation

To preserve our tax status as a REIT, our Charter provides that no person may directly or indirectly own more than 9.9% of our common stock and preferred stock. This may prevent an acquisition of control of our company by a third party without our Board of Directors' approval, even if shareholders believe the change of control is in their interest.

Staggered Board of Directors

Under our Charter, our Board of Directors has three classes of directors.
Directors for each class are elected for staggered three-year terms. The staggered terms of our directors may restrict the ability to change control of our company, even if shareholders believe a change of control is in their interest. The staggered terms for our directors may also discourage offers or other bids being made for our capital stock at a premium over the market price.

Authority to Issue Preferred Stock

Our Charter authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. The issuance of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, even if shareholders believe that a change of control is in their interest.

Tennessee Anti-Takeover Statutes

As a Tennessee corporation, we are subject to various laws found in Chapter 103 of Title 48 of the Tennessee Code. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Tennessee corporations against unfair or coercive mergers and acquisitions.
These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our company, even if shareholders believe that such events may be in their interest.




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OUR FAILURE TO QUALIFY AS A REIT UNDER THE FEDERAL TAX LAWS WILL RESULT IN
ADVERSE TAX CONSEQUENCES.

REIT Minimum Distribution Requirements

To qualify as a REIT, among other requirements, each year we must distribute to our shareholders at least 95% of our taxable income (other than any net capital gain). In addition, we will incur a 4% nondeductible excise tax if the actual amount we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We have distributed and intend to continue to distribute our income to our shareholders so that we will satisfy the 95% test and avoid the 4% excise tax. However, because the hotel industry is seasonal, we could be required to include earnings in our taxable income for tax purposes before we actually receive the related cash. That timing difference could require us to borrow funds to meet the 95% test and avoid corporate income tax and the 4% excise tax in a taxable year.

Failure to Qualify as a REIT

We have operated and intend to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. If we fail to qualify as a REIT in any taxable year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay the tax. Our payment of income tax would substantially decrease the amount available for distribution to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify.

OUR STOCK OWNERSHIP LIMITATION MAY PREVENT CERTAIN TRANSFERS OF OUR COMMON
STOCK.

To maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. In addition, if any shareholder or group of related or affiliated shareholders of a lessee owns, actually or constructively, 10% or more of our stock, we likely would lose our REIT status.
To preserve our REIT qualification, our Charter prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock and preferred stock by any person, subject to several exceptions.
Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the ownership limitation.

If anyone transfers shares in a way that would violate the ownership limitation or prevent us from continuing to qualify as a REIT under the federal income tax laws, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by our company or sold to a person whose ownership of the shares will not violate our Charter. Anyone who acquires shares in violation of the ownership limitation or the other restrictions or transfer in our Charter bears the risk of a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

THE RISKS RELATING TO THE YEAR 2000 ISSUE COULD MATERIALLY AND ADVERSELY AFFECT
AMOUNTS OF CASH AVAILABLE FOR DISTRIBUTION TO OUR SHAREHOLDERS.

Many existing computer programs have been designed to use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.




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Beginning in the fourth quarter of 1997, we began evaluating the impact of the
Year 2000 (Y2K) problem on our computer systems. We also began asking the lessees whether the systems used in connection with operating our hotels were Y2K compliant. The only software package that was not Y2K compliant was our accounting system. We purchased a new accounting system in January of 1998. We have been converting to the new format and plan to go live on July 1, 1999. All our computers passed the Y2K check, as well as the phone system and other hardware. We have been advised by the lessees and management companies that the systems at our properties (reservation, accounting, etc.) are being upgraded where necessary by the appropriate management company. Because we depend on the lessees and management companies for revenue information at the hotels in order to calculate percentage rent due to us under the leases, any Y2K problem which affects revenue accounting by the lessees or management companies at our hotels or our franchisors or otherwise adversely affects the operation of our hotels could have a material adverse impact on our business. Although we do not believe the Y2K issue will materially affect our operations, we can't assure you that our Y2K remediations will be fully in compliance nor can we assure you that any third party, on whose data or services we rely, will be fully in compliance.

Testing will continue throughout 1999 on both the new and old software to verify its operation. We are in the process of obtaining statements from our vendors about their Y2K status. We estimate our total cost related to the Y2K problem to be approximately $80,000.

THE MARKET PRICE OF OUR EQUITY SECURITIES MAY VARY SUBSTANTIALLY.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. An increase in market interest rates may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities. Other factors that could affect the market price of our equity securities include: (1) differences between our actual financial results or operations and those expected by investors and analysts; (2) changes in analysts' recommendations or projections; (3) changes in general economic or market conditions; and (4) broad market fluctuations.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RFS HOTEL INVESTORS, INC.



May 12, 1999                     /s/ Michael J. Pascal
                                ------------------------------------------------
                                Michael J. Pascal
                                Secretary, Treasurer and Chief Financial Officer













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